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                        Consent of Independent Auditors


The Board of Directors
Jefferson Bankshares, Inc.:


We consent to incorporation by reference in Registration Statement No. 33-56025 on Form S-3, Registration Statement No. 33-56121 on Form S-8, Registration Statement No. 33-60799 on Form S-8, and Registration Statement No. 33-57461 on Form S-8 of Jefferson Bankshares, Inc. of our report dated January 16, 1996 relating to the consolidated balance sheets of Jefferson Bankshares, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Jefferson Bankshares, Inc. Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.



                                              KPMG Peat Marwick LLP

Richmond, Virginia
March 28, 1996